UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025 (November 21, 2025)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2025, The Scotts Miracle-Gro Company (the “Company”) entered into a Seventh Amended and Restated Credit Agreement, by and among the Company, as a Borrower; the Subsidiary Borrowers; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., Mizuho Bank, LTD., Wells Fargo Bank, National Association, Truist Bank, PNC Bank, National Association and Capital One, N.A, as Co-Syndication Agents; Farm Credit Canada, TD Bank, N.A., Coöperatieve Rabobank U.A., New York Branch, U.S. Bank National Association and Citizens Bank, N.A., as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties thereto (the “Seventh A&R Credit Agreement”).

Subject to the terms and conditions of the Seventh A&R Credit Agreement, the lenders have committed to provide the Company and certain of its subsidiaries with five-year senior secured loan facilities in the aggregate principal amount of $2.0 billion, comprised of a revolving credit facility of $1.5 billion and a term loan in the original principal amount of $500 million (the “New Credit Facilities”). The Seventh A&R Credit Agreement also provides the Company with the right to seek additional committed credit under the agreement in an aggregate amount of up to $500 million plus an unlimited additional amount, subject to certain specified financial and other conditions. The Seventh A&R Credit Agreement replaces the Company’s Sixth Amended and Restated Credit Agreement (described in Item 1.02 below), which was entered into on April 8, 2022 (the “Former Credit Agreement”).

The following descriptions of the Seventh A&R Credit Agreement and the New Credit Facilities are qualified in their entirety by reference to the Seventh A&R Credit Agreement and the Seventh Amended and Restated Guarantee and Collateral Agreement (the “Seventh A&R Guarantee Agreement”) referred to below, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Use of Proceeds. The proceeds of borrowings on the New Credit Facilities may be used: (i) to finance working capital requirements and other general corporate purposes of the Company and its subsidiaries; and (ii) to refinance the amounts outstanding under the Former Credit Agreement. The revolving credit facility will be available for issuance of letters of credit and for borrowings as set forth therein and the New Credit Facilities will terminate on November 21, 2030. The Former Credit Agreement would have terminated on April 8, 2027, if it had not been amended and restated pursuant to the Seventh A&R Credit Agreement.

Interest. Under the terms of the Seventh A&R Credit Agreement, loans denominated in U.S. dollars made under the New Credit Facilities bear interest, at the Company’s election, at a rate per annum equal to either (i) the Alternate Base Rate plus the Applicable Spread (each, as defined in the Seventh A&R Credit Agreement) or (ii) the Adjusted Term SOFR Rate plus the Applicable Spread (each, as defined in the Seventh A&R Credit Agreement). Swingline Loans shall bear interest at the applicable Swingline Rate set forth in the Seventh A&R Credit Agreement. Further, interest rates for other select non-U.S. dollar borrowings, including borrowings denominated in Euro, Pounds Sterling and Canadian Dollars, are based on separate interest rate indices, as set forth in the Seventh A&R Credit Agreement.

As of November 21, 2025, and until such time as the Company delivers to the Administrative Agent consolidated financial statements for the fiscal quarter ending December 27, 2025, the Applicable Spread shall be the following rates per annum (i) 1.75% with respect to Term Benchmark and RFR Loans and (ii) 0.75% with respect to ABR Loans. The corresponding commitment fee rate on the revolving credit facility is 0.30%, which shall accrue on the daily amount of the Available Revolving Commitment (as defined in the Seventh A&R Credit Agreement) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment (as defined in the Seventh A&R Credit Agreement) terminates. After the delivery of such financial statements, the Applicable Commitment Fee Rate and Applicable Spread shall be as set forth under the relevant column in the table appearing under the definition of Applicable Commitment Fee Rate and Applicable Spread set forth in the Seventh A&R Credit Agreement.

Guarantors. The New Credit Facilities are guaranteed pursuant to the terms of the Seventh A&R Guarantee Agreement, dated as of November 21, 2025, by and among the Company and certain of its domestic subsidiaries, to and in favor of the Administrative Agent, for the Lenders. Under the Seventh A&R Credit Agreement, each future material direct or indirect domestic subsidiary of the Company will be required to guarantee the New Credit Facilities.

Security for the New Credit Facilities. The Seventh A&R Credit Agreement is secured by (i) a perfected first priority security interest in all of the accounts receivable (other than Sold Receivables Assets), inventory, equipment and intellectual property of the Company and those of the Company’s domestic subsidiaries that are parties to the Seventh A&R Guarantee Agreement and (ii) the pledge of all of the capital stock of the Company’s domestic subsidiaries that are parties to the Seventh A&R Guarantee Agreement and 65% of the capital stock of the Company’s first-tier foreign subsidiaries, in each case subject to exceptions and minimum thresholds set forth in the Seventh A&R Credit Agreement and the Seventh A&R Guarantee Agreement.

Leverage Ratio. Under the Seventh A&R Credit Agreement, the Company must maintain a leverage ratio on the last day of each fiscal quarter ending on or after December 27, 2025 of not greater than 5.00 to 1.00.

Interest Coverage Ratio. Under the Seventh A&R Credit Agreement, the Company must maintain a minimum interest coverage ratio of either 3.00 to 1.00, 3.25 to 1.00, or 3.50 to 1.00 , in accordance with the standards set forth in the Seventh A&R Credit Agreement.

Restricted Payments. So long as no default or event of default has occurred and is continuing at the time of declaration or would result therefrom, the Company may make Restricted Payments (as defined in the Seventh A&R Credit Agreement); provided that if after giving effect to any such Restricted Payment the Leverage Ratio is greater than 4.0 to 1.0, then the Company may only make Restricted Payments in an aggregate amount for each fiscal year not to exceed $225,000,000.

Representations and Warranties; Other Covenants; Events of Default. The terms of the Seventh A&R Credit Agreement include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default.

Leverage Ratio. Under the Seventh A&R Credit Agreement, the Company must maintain a leverage ratio on the last day of each fiscal quarter ending on or after December 27, 2025 of not greater than 5.00 to 1.00.

Interest Coverage Ratio. Under the Seventh A&R Credit Agreement, the Company must maintain a minimum interest coverage ratio of either 3.00 to 1.00, 3.25 to 1.00, or 3.50 to 1.00, in accordance with the standards set forth in the Seventh A&R Credit Agreement.

Restricted Payments. So long as no default or event of default has occurred and is continuing at the time of declaration or would result therefrom, the Company may make Restricted Payments (as defined in the Seventh A&R Credit Agreement); provided that if after giving effect to any such Restricted Payment the Leverage Ratio is greater than 4.0 to 1.0, then the Company may only make Restricted Payments in an aggregate amount for each fiscal year not to exceed $225,000,000.

Representations and Warranties; Other Covenants; Events of Default. The terms of the Seventh A&R Credit Agreement include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default.

Item 1.02. Termination of a Material Definitive Agreement.

On November 21, 2025, the Company amended and restated the Sixth Amended and Restated Credit Agreement, dated as of April 8, 2022, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Sixth Amended and Restated Credit Agreement); JPMorgan Chase Bank, N.A., as Administrative Agent; Wells Fargo Bank, National Association, Mizuho Bank, Ltd., and Bank of America, N.A. as Co- Syndication Agents; CoBank, ACB, Fifth Third Bank, National Association, Coöperatieve Rabobank U.A., New York Branch, Sumitomo Mitsui Banking Corporation, TD Bank, N.A, and Truist Bank as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties to the Sixth Amended and Restated Credit Agreement. The Sixth Amended and Restated Credit Agreement consisted of a five-year senior secured loan facilities in the aggregate amount of $2.5 billion, comprised of a revolving credit facility of $1.5 billion and a term loan in the original principal amount of $1.0 billion.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:

Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
10.1	Seventh Amended and Restated Credit Agreement, dated as of November 21, 2025, by and among The Scotts Miracle-Gro Company, as a Borrower; the Subsidiary Borrowers (as defined therein); JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., Mizuho Bank, LTD., Wells Fargo Bank, National Association, Truist Bank, PNC Bank, National Association and Capital One, N.A, as Co-Syndication Agents, Farm Credit Canada, TD Bank, N.A., Coöperatieve Rabobank U.A., New York Branch, U.S. Bank National Association and Citizens Bank, N.A., as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties thereto.

10.2	Seventh Amended and Restated Guarantee and Collateral Agreement, dated as of November 21, 2025, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Seventh Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	November 24, 2025	By:	/s/ MARK J. SCHEIWER
Printed Name: Mark J. Scheiwer
Title: Executive Vice President, Chief Financial Officer & Chief Accounting Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated November 24, 2025
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1
Seventh Amended and Restated Credit Agreement, dated as of November 21, 2025, by and among The Scotts Miracle-Gro Company, as a Borrower; the Subsidiary Borrowers (as defined therein); JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., Mizuho Bank, LTD., Wells Fargo Bank, National Association, Truist Bank, PNC Bank, National Association and Capital One, N.A, as Co-Syndication Agents, Farm Credit Canada, TD Bank, N.A., Coöperatieve Rabobank U.A., New York Branch, U.S. Bank National Association and Citizens Bank, N.A., as Co-Documentation Agents; and the several other banks and other financial institutions from time to time parties thereto.

10.2
Seventh Amended and Restated Guarantee and Collateral Agreement, dated as of November 21, 2025, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Seventh Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

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